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                                                                   EXHIBIT 3.2

                             SUPPLEMENTAL AGREEMENT

        SUPPLEMENTAL AGREEMENT dated as of August 20, 1997 (the "Agreement") to the Deposit Agreement dated as of February 13, 1997 (the "Deposit Agreement"), among ILOG S.A., a societe anonyme organized under the laws of France, and its successors (the "Company"), Morgan Guaranty Trust Company of New York, as depositary (the "Depositary"), and all Holders from time to time of American Depositary Receipts (the "ADRs") issued thereunder.

                                  WITNESSETH:

        WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein;

        WHEREAS, notwithstanding Paragraph (1) of the form of ADR of the Deposit Agreement, the Company has requested that the Depositary accept one or more deposits of Shares that are "restricted securities" (as such term is defined in Rule 144 under the Securities Act of 1933, as amended) in certificated form which may not be freely transferred at the time of deposit in accordance with such Rule (such securities, "Limited Transfer Securities") into the ADR facility established pursuant to the Deposit Agreement;

        WHEREAS, the Company desires that, upon a deposit of Limited Transfer Securities, restricted ADSs evidenced by restricted ADRs be issued to or upon the order of the depositor upon compliance with the provisions of the Deposit Agreement governing the deposit of Shares and that such restricted ADSs be subject to terms and conditions of the Deposit Agreement and the further terms, conditions and restrictions set forth herein; and

        WHEREAS, the Company and the Depositary desire to enter into this Agreement in order to permit the issuance of such
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restricted ADSs under the Deposit Agreement and the delivery thereof to or upon the order of the depositor (such person or entity entitled to receive such restricted ADSs being the "Depositee" and each such issuance being a "Transaction").

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth and for good and valuable consideration, the Company and the Depositary hereby agree as follows:

        Section 1. Definitions. Unless otherwise defined in this Agreement, terms which are defined in the Deposit Agreement are used herein as therein defined.

        Section 2. Issuance of Restricted ADRs. Until such time as the Depositary has received an opinion of U.S. counsel to the company (or, at the option of the Company, counsel to the Depositee) in form and substance reasonably satisfactory to counsel to the Depositary and, in the event that counsel to the Depositee delivers such opinion, reasonably satisfactory to the Company, stating that the Shares underlying the ADRs issued in connection with the Transaction have been registered under the Securities Act of 1933, as amended (the "Securities Act") or such ADRs, and those ADRs issued on the transfer, split-up or combination thereof, may be freely transferred under Rule 144 under the Securities Act or another applicable exemption from the registration requirements thereof, any ADRs issued in connection with the Transaction or on the Transfer, split-up or combination thereof shall contain the following legends (the "Legends"):

        THE SECURITIES REPRESENTED BY THIS RECEIPT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE

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                SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE
                DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

                THE HOLDER WHOSE NAME APPEARS ON THIS RECEIPT WAS AN AFFILIATE OF THE COMPANY ON THE DATE OF ISSUANCE HEREOF. NEITHER THE SHARES NOR THE AMERICAN DEPOSITARY SHARES REPRESENTING SUCH SHARES MAY BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        Section 3. Segregation of Deposited Securities. At such time as any restricted ADRs are issued pursuant to this Agreement, the Depositary shall instruct the Custodian to hold all Deposited Securities evidenced by the ADSs represented by the restricted ADRs for so long as such ADRs are restricted in an account or accounts that are segregated and separate from any other account or accounts in which Shares of the Company may be held.

        Section 4. Form of ADRs. At the discretion of the Depositary, any ADRs to be issued containing the Legend may be issued pursuant to Section 2 of the Deposit Agreement on safety paper or shall be printed or lithographed or shall be in such other form as the Depositary shall so desire. If safety paper is utilized, such ADR shall not set forth the CUSIP number present on the other ADRs issued under the Deposit Agreement.

        Section 5. Terms and Conditions Applicable to ADRs. Subject to the further terms, conditions and restrictions set forth herein, all terms and provisions of the Deposit Agreement are and shall continue to be in full force and effect and are hereby in all respects ratified, confirmed and incorporated by



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reference herein. No person depositing a Limited Transfer Security shall be deemed under Paragraph (1) of the form of ADR and any other provisions thereof, to represent and warrant that such security is not a Limited Transfer Security.

         Section 6. Inconsistent Provisions. To the extent that any term or provision of this Agreement shall be inconsistent with a term or provision of the Deposit Agreement, the terms and conditions of this Agreement shall take precedence only to the extent of such inconsistency.

        IN WITNESS WHEREOF, ILOG S.A. and MORGAN GUARANTY TRUST COMPANY OF NEW YORK have duly executed this Agreement as of August 20, 1997.

                             ILOG S.A.




                             By /s/ R. D. FRIEDBERGER
                                -----------------------
                                Name: Roger Friedberger
                                Title: Chief Financial Officer


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK

                             By /s/ JORDANA CHUTTER
                               ---------------------------
                               Name: Jordana Chutter
                               Title: Vice President






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